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                                                                   STATE OF
                        CORPORATION NAME                         INCORPORATION
---------------------------------------------------------------  --------------

ACBJ BUSINESS JOURNALS, INC.                                     FLORIDA

AMERICAN CITIES BUSINESS JOURNALS, INC.                          FLORIDA

BALTIMORE BUSINESS PUBLICATIONS, INC.                            MARYLAND

BUSINESS FIRST OF COLUMBUS, INC.                                 OHIO

BUSINESS FIRST OF NEW YORK, LLC                                  NEW YORK

BUSINESS JOURNAL OF PORTLAND, INC.                               OREGON

BUSINESS JOURNAL PUBLICATIONS CORPORATION                        MISSOURI
     ACBJ BUSINESS PUBLICATIONS, INC.                            OHIO
     BALTIMORE BUSINESS PUBLICATIONS, INC.                       MARYLAND
     ST. LOUIS BUSINESS JOURNAL CORP.                            MISSOURI
     ST. LOUIS MAGAZINE, INC.                                    MISSOURI

BUSINESS JOURNAL PUBLICATIONS, INC.                              FLORIDA

BUSINESS JOURNALS OF NORTH CAROLINA, LLC                         NORTH CAROLINA

CROSSROADS PRESS, INC.                                           HAWAII

DENVER BUSINESS JOURNAL, LLC                                     COLORADO

SEATTLE BUSINESS JOURNAL, INC.                                   WASHINGTON

THE NETWORK OF CITY BUSINESS JOURNALS, INC.                      MISSOURI

WASHINGTON BUSINESS JOURNAL, INC.                                VIRGINIA

WICHITA BUSINESS JOURNAL, INC.                                   KANSAS

                                   EXHIBIT 21